REFERENCE 23

                    CONSENT OF PRITCHETT, SILER & HARDY, P.C.

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 5 to the Registration Statement on Form SB-2 for 1STOPSALE.COM HOLDINGS INC., of our report dated December 7, 1999, relating to the November 30, 1999 financial statements of 1STOPSALE.COM HOLDINGS INC., which appears in such Prospectus.



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
August 9, 2000


                                       56